Exhibit 3.2

AMENDMENT TO

CERTIFICATE OF DETERMINATION OF PREFERENCES

OF

CUMULATIVE PREFERRED STOCK, SERIES Q (8.60%) AND R (8.00%)

OF

PUBLIC STORAGE, INC.

The undersigned, John Reyes, Senior Vice President and Chief Financial Officer, and Stephanie G. Heim, Secretary of PUBLIC STORAGE, INC., a California corporation (the “Corporation”), do hereby certify:

FIRST: Pursuant to and in accordance with the provisions of Section 401(c) of the California Corporations Code and the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the recitals and resolutions attached hereto as Exhibit A and incorporated herein by reference reducing the authorized number of shares of the Corporation’s:

(i)	8.60% Cumulative Preferred Stock, Series Q, from 6,900 shares to 0; and

(ii)	8.00% Cumulative Preferred Stock Series R, from 20,400 shares to 0.

SECOND: There are no currently outstanding shares of the Corporation’s:

(i)	8.60% Cumulative Preferred Stock, Series Q; and

(ii)	8.00% Cumulative Preferred Stock Series R.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

IN WITNESS WHEREOF, the undersigned has executed this certificate on October 16, 2006.

/s/ John Reyes
John Reyes Senior Vice President and Chief Financial Officer

/s/ Stephanie G. Heim
Stephanie G. Heim Secretary

EXHIBIT A

RESOLUTIONS OF THE BOARD OF DIRECTORS

OF

PUBLIC STORAGE, INC.

DECREASING TO 0 THE AUTHORIZED NUMBER OF SHARES OF

CUMULATIVE PREFERRED STOCK, SERIES Q (8.60%) AND R (8.00%)

RESOLVED: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation’s 8.60% Cumulative Preferred Stock, Series Q, the number of shares constituting the corporation’s 8.60% Cumulative Preferred Stock, Series Q, is decreased from 6,900 shares to 0.

RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation’s 8.000% Cumulative Preferred Stock, Series R , the number of shares constituting the corporation’s 8.000% Cumulative Preferred Stock, Series R, is decreased from 20,400 shares to 0.